UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Proposed Acquisition of Converge Direct, LLC

On November 22, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) to acquire all of the Membership Interests of Converge Direct, LLC and affiliates (hereinafter “Converge”). The MIPA provides that if, through no fault of Sellers (as defined therein), the Closing fails to occur on or before March 31, 2022, as amended, then Sellers may, without liability to Purchaser (the “Company”), terminate the Agreement. Converge is a leading independent managed-service and performance marketing media buying agency. The Company provides complementary services such as advertising strategy and customized advertising campaigns utilizing their proprietary attribution analytics software tool, Helix, Converge has a dedicated focus on media buying, planning, strategy, data analytics and media execution. Converge uses data and marketing insights to help clients curate new customer ad campaigns at efficient costs, scale, and higher customer lifetime value. In all aspects of Converge’s advertising activity it focuses on direct response marketing, maintaining a desired return on investment for its clients. The performance model aligns Converge with its client on their cost of marketing goals, reduces their marketing spend risk and affords Converge the flexibility to use its media channel knowledge and processes most efficiently, while enabling Converge to maximize its revenue with little friction. Converge buys media on behalf of its clients, provides advanced attribution tracking and reporting, and full campaign management and execution. Over the last four years, Converge started a dedicated performance marketing division, which is focused specifically on a performance pay model that tracks the “action” driven by media campaigns and receives compensation for these consumer actions.

Converge is headquartered in Bedford Hills, New York with branch offices in New York City and San Diego, California. Converge serves clients throughout the United States. Converge employs approximately 80 individuals through Extensis, their professional employer organization (“PEO”) company. Founded in 2006, Converge was established as a managed service business which buys media and provides strategic planning for clients on a national and regional level. Converge Direct Interactive, LLC (“Interactive”) was formed in 2008 in order to diversify clients in similar service categories. Converge Marketing Services, LLC (“Marketing”) was formed in 2017 and provides the same services as both Converge and Interactive. Marketing, which is majority owned by Maarten Terry, was formed in order to bring a more diverse view and background to our clients seeking minority representation in their vendor experience. Lacuna Ventures, LLC (“Lacuna”) is a lead generation marketing company tailored to the legal industry and was established in 2020. Lacuna was formed as a separate entity due to the inherent risks associated with the legal and mass tort marketing sector.

Converge buys media on behalf of its clients, provides advanced attribution tracking and reporting and campaign management and delivery. In recent years Converge started a performance marketing division, which is a service that tracks the “action” driven by the media campaigns such as internet clicks, and phone calls received. This service incentivizes Converge to provide the most effective strategies to its clients as opposed to more traditional methods such as retainer or commission basis. In essence, the business of Converge can be broken down into several service categories:

•	Strategic Media Planning
•	Brand & Direct Response New Customer Acquisition
•	Digital and Traditional Media Buying and Optimization
•	Local & National Media Targeting
•	Marketing Intelligence Performance Tracking Ingests from other AdTech platforms
•	Data Analytics and Customer Journey Data Aggregation and Insight
•	Procurement of all marketing elements to achieve turnkey campaigns.

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Converge serves customers in various end markets: financial services, consumer products, healthcare & insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services, among others. Converge services many well-known public companies such as AT&T, Live Nation, and Keurig which are complimentary to some of the Company’s core business customers.

Upon closing, the senior management team of Converge will enter into long-term Employment Agreements and take an active leadership role in the combined business. Sid Toama, current Chief Operating Officer of Converge, will join Troika’s Board of Directors, and serve as President of Troika. Tom Marianacci, Founder and Chief Executive Officer of Converge, will remain CEO of the Converge entities and be a board advisor to Troika. Other members of Converge’s Executive Leadership Team have agreed to join Troika to provide continuity to Troika’s strategy, growth and leadership.

Unaudited Financial Results for 2021

Converge has reported unaudited revenue of approximately $300 million and $23 million of adjusted EBITDA for the year ended December 31, 2021 and estimated combined adjusted EBITDA of over $27 million for current year 2022.

Terms of Proposed Converge Acquisition

The total purchase price for the proposed acquisition is $125 million. The purchase price consists of one hundred million dollars ($100,000,000) in cash at closing. The remaining twenty-five million dollars ($25,000,000) will be paid in the Company’s restricted common stock valued at $2.00 per share. Pursuant to the provisions of the MIPA, an aggregate of $2,500,000 (10%) of the shares of Common Stock to be issued to the Sellers shall be held in escrow to secure against claims of indemnification. The escrowed shares shall be held until the later of (a) one year from the date of the closing of the Converge Acquisition, or (b) the resolution of indemnification claims. The parties have entered into a no‑shop agreement. Closing is conditioned upon the completion of a debt financing with an institutional investor with whom we have a commitment for a First Lien Term Loan for the majority portion of the purchase price, as well as an equity offering, completion of audited financial statements and normal closing conditions. Cantor Fitzgerald & Co. is serving as sole debt placement agent in connection with the transactionand EF Hutton is serving as financial advisor to Troika for the equity offering.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-10 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this report are made as of the date of this report, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

2.1

Membership Interest Purchase Agreement, dated as of November 22, 2021, as amended on January 18, 2022 and February 18, 2022, by and between Troika Media Group, Inc., CD Acquisition Corp., a Delaware corporation, and Thomas Marianacci, Maarten Terry, Sadiq (“Sid”) Toama and Michael Carrano.

99.1	Press Release dated February 24, 2022 titled “Troika Media Group to Acquire Converge Direct LLC, a Leading Digital and Offline Performance Media and Marketing Company, for $125 Million.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: February 24, 2022	By:	/s/ Robert Machinist
(Signature)
Robert Machinist
Chief Executive Officer

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